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                                                                   EXHIBIT 11.1

                       ADVANCED MEDICAL, INC. AND SUBSIDIARIES
                      Computation of Net (Loss) Income Per Share
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                              (Dollars in Thousands)

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                                                                           Year ended December 31,
                                                                       ------------------------------
                                                                         1992        1993      1994
PRIMARY NET (LOSS) INCOME PER SHARE                                    ---------    -------   -------

  (Loss) income before extraordinary item, cumulative
    effect of change in accounting principle and dividends
    and accretion on mandatorily redeemable preferred stock            $ (2,444)   $ (2,688)    $ 5,677

  Dividends and accretion on mandatorily redeemable
   preferred stock                                                        1,832       1,387         874
                                                                       --------    --------     -------
  (Loss) income before extraordinary item and cumulative
    effect of change in accounting principle                             (4,276)     (4,075)      4,803

  Extraordinary item - loss on early retirement of debt                  (8,632)
  Cumulative effect of change in accounting principle                                 3,985
                                                                         ------     -------     -------

  Net (loss) income applicable to common stock                         $(12,908)    $   (90)    $ 4,803
                                                                       --------     -------     -------
                                                                       --------     -------     -------

  Weighted average common shares outstanding                             13,962      14,073      14,069
                                                                       --------     -------     -------
                                                                       --------     -------     -------

Primary net (loss) income per share:

 (Loss) income before extraordinary item and cumulative
   effect of change in accounting principle                                (.30)       (.29)        .34

  Extraordinary item - loss on early retirement of debt                    (.62)

  Cumulative effect of change in accounting principle                                   .28
                                                                        --------    -------     -------
  Net (loss) income applicable to common stock                          $   (.92)   $  (.01)    $   .34
                                                                        --------    -------     -------
                                                                        --------    -------     -------

FULLY DILUTED NET (LOSS) INCOME PER SHARE (1)

  Income before extraordinary item, cumulative effect
    of change in accounting principle and dividends and
    accretion on mandatorily redeemable preferred stock
                                                                                                $ 5,677
  Dividends and accretion on mandatorily redeemable
   preferred stock                                                                                 (874)
  Add back interest expense, net of tax, on convertible bonds                                       386
                                                                                                -------

  Net income applicable to common stock                                                         $ 5,189
                                                                                                -------
                                                                                                -------
  Weighted average common shares outstanding
    prior to conversion of convertible promissory notes                                          14,069

  Add weighted average shares issued upon conversion
   of convertible promissory notes                                                               10,030
                                                                                                -------
  Weighted average common shares outstanding                                                     24,099
                                                                                                -------
                                                                                                -------
Fully diluted net income per share:

  Net income applicable to common stock                                                         $   .22
                                                                                                -------

                                                                                                    -------
(1) Fully diluted (loss) per share are not included for fiscal years 1992 and 1993 as it is antidilutive.
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